UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      May 3, 2005  (April 28, 2005)

O’Sullivan Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28493	43-1659062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mansell Court East, Suite 100, Roswell, Georgia		30076
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (678) 939-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (c)       On April 28, 2005, we appointed Mr. Kelly D. Terry as our new Senior Vice President, Operations. Since July 2003, Mr. Terry, age 39, served as Vice President, Operations of Rubbermaid Commercial Products, a division of Newell Rubbermaid Corporation that manufactures and markets industrial/commercial waste, cleaning, medical and transport products. From May 2000 through June 2003, he was Vice President, Operations of Shur-Line, another division of Newell Rubbermaid that manufactures and markets paint applicators. From 1998 through May 2000, Mr. Kelly was a plant manager of Sanford, a division of Newell Rubbermaid that manufactures and markets writing instruments.

         Attached hereto as Exhibit 10.1 is a summary of the terms of Mr. Terry’s employment, which is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(c)        Exhibits.

Exhibit 10.1          At Will Employment Compensation Arrangements for Executive Officer

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: May 3, 2005	/s/ Rick A. Walters
Rick A. Walters Executive Vice President and Chief Financial Officer